United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 22, 2024, Pineapple Energy Inc. (the “Company”) obtained bridge loan financing for working capital purposes from Conduit Capital U.S. Holdings LLC (“Conduit”), an unaffiliated lender. On such date, Conduit loaned the principal sum of $500,000 to the Company on an original issue (“OID”) basis of 20% and accordingly, Conduit advanced $400,000 to the Company (the “Initial Conduit Loan”). The Initial Conduit Loan will accrue interest on the unpaid principal amount, without deduction for the OID, at an annual rate of 20%. Commencing on October 21, 2024 through and including July 21, 2025 (the “Maturity Date”), the Company may request that Conduit provide additional advances for working capital on identical terms, conditions and interest rate as the Initial Conduit Loan on an OID basis, up to an aggregate principal sum of $500,000, and Conduit shall have the right, without commitment or obligation to make such requested loan(s) by advancing 80% of the principal thereof. All such loans are secured by a pledge of all of the Company’s assets. The agreement was evidenced by the Secured Credit Agreement, dated July 22, 2024, between the Company and Conduit and the Secured Credit Note, dated July 22, 2024, between the Company and Conduit (the “Original Note”).

On September 9, 2024, the Company and Conduit entered into an Amended and Restated Convertible Secured Note (the “First Amended Note”) which amended the Original Note, which provides for an additional principal advance of $120,000 (the “Second Advance”). The First Amended Note also provides that Conduit may convert all or any portion of the Second Advance and all accrued but unpaid interest thereon into a number of shares (the “Note Conversion Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), calculated as the total dollar amount to be converted divided by $0.45 (the “Conversion Price”).

On September 23, 2024, the Company and Conduit entered into a further amended and restated convertible secured credit note (the “Second Amended Note”), which amends and restates the First Amended Note. Under the terms of the Second Amended Note, Conduit loaned an additional principal sum of $380,000 to the Company (the “Third Advance”) on an OID basis of 20%. Additionally, pursuant to the Second Amended Note, Conduit was granted a demand registration right, which is in addition to the piggyback registration rights set forth in the First Amended Note, which registration rights are inclusive of all convertible shares issuable for the Second Advance and Third Advance, if converted; however, all out of pocket costs and expenses incurred in connection with this demand registration right shall borne by Conduit. The Third Advance, together with all accrued but unpaid interest thereon, are convertible into shares of Common Stock at the Conversion Price.

A copy of Second Amended Note, effective September 23, 2024, is annexed hereto as Exhibit 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2024, the Company filed with the Secretary of State of the State of Minnesota the Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (“Certificate of Designation”), as more fully described in our Current Report on Form 8-K, dated September 9, 2024. On September 23, 2024, the Company filed a certificate of correction to the Certificate of Designation solely to include a clarification to section 4 therein, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Correction to Certificate of Designation, dated September 23, 2024.

10.1	Secured Credit Note, dated July 22, 2024, between Pineapple Energy Inc. and Conduit Capital U.S. Holdings, LLC (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on July 26, 2024). Amended and Restated Convertible Secured Credit Note, dated September 9 2024, between Pineapple Energy Inc. and Conduit Capital U.S. Holdings, LLC (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on September 9, 2024).

10.2	Second Amended and Restated Convertible Secured Credit Note, dated September 23, 2024, between Pineapple Energy Inc. and Conduit Capital U.S. Holdings, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ James Brennan
James Brennan Chief Operating Officer

Date: September 26, 2024